UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2018

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2018, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Digital Realty Trust, Inc. (the “Company”) adopted a program pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or any portion of their annual bonuses otherwise payable in cash in any combination of the following:

(1)	Cash.

(2)
Fully-vested profits interest units of Digital Realty Trust, L.P. (“PIUs”) or fully-vested shares of Company common stock, in either case, having a value (based on the Company’s closing share price on the date of grant) equal to 100% of the annual bonus amount subject to the election.

(3)
Unvested PIUs or unvested restricted stock units covering shares of Company common stock (“RSUs”), in either case, having a value (based on the Company’s closing share price on the date of grant) equal to 125% of the annual bonus amount subject to the election. 50% of each award of unvested PIUs or unvested RSUs (as applicable) will vest on each of the first two anniversaries of the grant date, subject to the participant’s continued service through the applicable vesting date.

Participants must make their elections by a specified date in the year preceding the year in which his or her annual bonus would otherwise be paid. PIUs, shares of Company common stock and RSUs awarded pursuant to elections are expected to be granted when annual equity awards are otherwise granted by the Company during the first quarter of the year following the year in which a participant’s election is made.

Unvested PIUs and unvested RSUs will be subject to accelerated vesting in the event of a change in control of the Company or certain qualifying terminations of employment. In the event of a qualifying termination of employment, the units or shares so accelerated may not be disposed of prior to the date on which such units or shares would have otherwise vested under the award’s original vesting schedule.

Item 8.01 Other Events.

On November 12, 2018, the Board adopted a program pursuant to which directors may elect to receive all or a portion of their cash retainers and director fees otherwise payable in cash in any combination of the following:

(1)	Cash.

(2)	Fully-vested PIUs, having a value (based on the Company’s closing share price on the date of grant) equal to 100% of the cash retainer and director fee amounts subject to the election.

Directors must make their elections by a specified date in the year preceding the year in which his or her cash retainers and director fees would otherwise be paid. PIUs awarded pursuant to elections are expected to be granted at the regularly scheduled quarterly Board meetings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: November 28, 2018

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary